EXHIBIT 23.8

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 13, 2014, with respect to the consolidated financial statements of Imperial Valley Solar 1 Holdings II, LLC included in this Registration Statement of TerraForm Power, Inc.

/s/ Ernst & Young LLP

McLean, Virginia

July 2, 2014